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                                                                     Exhibit 3.4
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                LINDOWS.COM, INC.

      The undersigned Kevin Carmony hereby certifies that:

      1. He is the duly elected and acting President and Chief Operating Officer of Lindows.com, Inc., a Delaware corporation (the "Corporation").

      2. Article I of the Amended and Restated Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

                                    "I. NAME

            "The name of the corporation is Lindows, Inc. (hereinafter sometimes referred to as the "Corporation")."


      3. The foregoing amendment was duly approved by the Corporation's Board of Directors in accordance with Section 141 of the Delaware General Corporation Law.

      4. The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

      5. The capital of the Corporation shall not be reduced under or by reason of said amendment.



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      The undersigned declares that he has caused this certificate to be signed on March 1, 2004.


                                        /s/ Kevin Carmony
                                        ----------------------------------------
                                        Kevin Carmony
                                        President and Chief Operating Officer